CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Brown Advisory Funds with respect to the Brown Advisory Sustainable Small-Cap Core Fund.

TAIT, WELLER & BAKER LLP
Philadelphia, Pennsylvania
September 30, 2021